EXHIBIT 99.2

                      SYSTEM ACCESS AND SERVICES AGREEMENT

     This SYSTEM ACCESS AND SERVICES AGREEMENT ("Agreement") is made as of the 18th day of August, 2003 (the "Execution Date"), to be effective as of the date of the Shareholder Approval (as defined in the License Purchase Agreement) (the "Effective Date"), by and between BellSouth Mobility LLC, a Delaware limited liability company ("Cingular"), and Sunshine PCS Corporation, a Delaware corporation ("Sunshine", each a "Party" and collectively, the "Parties").

                                    RECITALS

     WHEREAS, pursuant to the Licenses set forth on Exhibit A hereto (the "Licenses"), granted by the Federal Communications Commission ("FCC") to
Sunshine,   Sunshine  may  provide  broadband  personal  communications  service
("Broadband PCS Service") over a broadband personal communications service ("PCS") system within the Tallahassee, Panama City and Ocala Florida Basic Trading Areas (the "BTAs");

     WHEREAS, Cingular has constructed a PCS System in the BTAs;

     WHEREAS, Cingular Wireless LLC ("Cingular Parent") and Sunshine have as of the Execution Date entered into that certain Agreement for Purchase and Sale of Licenses (the "License Purchase Agreement"), pursuant to which, among other things, Cingular has agreed to purchase the Licenses from Sunshine, such proposed purchase being subject to satisfaction of certain conditions, including without limitation, grant by the FCC by Final Order of Cingular Parent's and Sunshine's application for approval of the transfer of the Licenses from Sunshine to Cingular Parent or any of its Affiliates; and

     WHEREAS, pending the closing of the purchase contemplated by the License Purchase Agreement, the Parties desire to enter into this Agreement to allow Sunshine to provide services via the PCS System in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, it is hereby agreed as follows:

                             ARTICLE 1. Definitions

     The terms set forth below when used herein shall have the following meanings:

     "Affiliate" of a Party shall mean: (i) any other entity directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Party; or (ii) any other entity in which such Party beneficially owns a majority of the outstanding capital stock or equity interests.

     "Bankruptcy" shall mean with respect to either Party hereto: (i) such Party making an assignment for the benefit of creditors or admitting in writing its inability to pay its debts when due; (ii) the commencement by or against such Party of any liquidation, dissolution, bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors; or the appointment for such Party, or a substantial part of such Party's assets, of a receiver, liquidator, custodian or trustee; and if any of the events referred to in this clause (ii) occur involuntarily, the failure of same to be dismissed, stayed or discharged within thirty (30) days; or (iii) the entry of an order for relief against such Party under Title 11 of the United States Bankruptcy Code.

     "Cell Sites" shall mean all: (a) cell site towers, fixtures, base stations and equipment; (b) microwave towers, fixtures and equipment; (c) transmitting or receiving equipment; (d) antennae; (e) equipment or facilities over which Traffic is carried between cell sites and the associated Switch; and (f) any other hardware or software and ancillary and related equipment and facilities used in connection with items (a) through (e) above. The term Cell Sites shall not include any Switch or FCC Licenses.

     "CPNI" shall mean Customer Proprietary Network Information as defined in the Communications Act of 1934, as amended from time to time (currently at 47 U.S.C. ss. 222).

                  "Final Order" with respect to a Governmental Body means an action taken or order issued by a Governmental Body as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending before the Governmental Body and the time for filing any such petition or protest is passed; (iii) the Governmental Body does not have the action or order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (iv) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed.

     "FCC Rules" shall mean the requirements or prohibitions contained at the relevant time in all applicable laws (including the Communications Act of 1934, as amended), and in all applicable rules, regulations, decisions, orders, and policies of the FCC, or of any other relevant governmental authority with jurisdiction over the grant of the Licenses or the operation of the facilities or services to be provided under this Agreement.

     "Governmental Body" shall mean any foreign, federal, state or local government or any court, tribunal, administrative agency or commission or governmental or other regulatory authority or agency.

     "GSM Standard" shall mean the Global System for Mobile Communications, a "time division-based" wireless telecommunications standard as in use as of the date of this Agreement and as such standard evolves, including General Packet Radio Service (GPRS) and Enhanced Data Rates for GSM Evolution (EDGE).

     "Losses" shall mean any out-of-pocket loss as a result of demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, liabilities, costs, expenses, reasonable attorney's fees and expenses, attorney's fees and expenses necessary to enforce a right to indemnification hereunder, and interest on any amount payable to a third party as a result of the foregoing.

     "Material Breach" shall mean a material breach of any representation, warranty, covenant or other agreement of either Party.

     "Network Changes" shall mean any technical or physical changes to a Cell Site or Switch that would affect the performance of the Cell Site or Switch or the interoperability of the Cell Site or Switch with the facilities of a connecting carrier. Such technical or physical changes may include, but are not limited to, alterations, modifications, improvements, enhancements, upgrades, or updates, changes in network architecture, specifications, or standards, changes in transmission, signaling, or routing protocols, or changes in interconnection facilities or assignments.

     "PCS System" shall mean the Cell Sites and the Switch owned, leased or otherwise controlled by Cingular to provide Broadband PCS Service utilizing the GSM Standard within the BTAs.

     "PSTN" shall mean the landline public switched telephone network.

     "Revenue Minute" shall mean, for the PCS System, a minute of use of revenue-generating Traffic rounded up to the nearest sixty (60) second increment. This term shall not include non-revenue generating Traffic such as testing, employee usage, and control signaling. "Revenue Minutes" is the plural of Revenue Minute.

     "Subscriber" shall mean the end-user or retail customer of any PCS system. "Subscribers" is the plural of Subscriber.

     "Switch" shall mean all of Cingular's switching equipment used to provide GSM Standard service to the BTAs including, without limitation: (a) all related hardware, software, and ancillary and related equipment and facilities required for such switching equipment to operate in accordance with its specifications;
(b) all features,  functions,  and capabilities of the switching equipment;  and
(c) all equipment or facilities over which Traffic is carried between the switching equipment and the PSTN or any other network. The term Switch shall not include any Cell Sites or FCC Licenses. "Switches" is the plural of Switch.

     "Traffic" shall mean with respect to a PCS system, collectively, voice, data and associated electronic signals carried on such PCS system, and with respect to a Switch, collectively, voice, data and associated electronic signals carried from a PCS system and delivered to the Switch for switch processing.

     "Unfettered Access" shall mean reasonable physical access by Sunshine's technically qualified employees, representatives and agents, accompanied at all times by Cingular's technical personnel, sufficient for Sunshine, as determined by Sunshine in its sole discretion, to inspect, initiate, restore, interrupt, adjust or terminate the operation of any and all facilities, equipment, software and wiring affecting the Licenses in a timely fashion and without interference from Cingular or otherwise.

     "Wholesale Agreement" shall mean that certain Wholesale Agreement between Cingular and Sunshine dated as of even date herewith.

                     ARTICLE 2. USE of Cell Sites and Switch

     2.1. Use of Cell Sites. Subject to the terms and conditions of this Agreement, Cingular shall provide Sunshine with access to and the non-exclusive use of the Cell Sites in the PCS System, including all features, functions, and capabilities of the Cell Sites, in and for the purpose of providing Broadband PCS Service under the Licenses. Sunshine's rights to use the Cell Sites pursuant to this Section 2.1 shall extend to the technology and capacity available from such Cell Sites, as the same shall be expanded, enhanced, or modified by Cingular from time to time during the term of this Agreement, and as may be necessary to support the commercial operation of the PCS System, subject to the provisions hereof. For purposes of clarification, nothing in this Section 2.1 shall require Cingular to install, operate, maintain, repair or replace any of its Cell Sites to a greater extent than is required pursuant to Section 4.1(a) of this Agreement or pursuant to the terms of the Wholesale Agreement.

     2.2. Use of Switch. Subject to the terms and conditions of this Agreement, Cingular shall provide Sunshine with access to and the non-exclusive use of the Switch in the PCS System, including all features, functions, and capabilities of the Switch, for the purpose of serving and providing Switch capability for the PCS System to provide Broadband PCS Service under the Licenses. Sunshine's rights to use the Switch pursuant to this Section 2.2 shall extend to the technology and capacity available from such Switch, as the same shall be expanded, enhanced, or modified by Cingular from time to time during the Term, and as may be necessary to support the commercial operation of the PCS System, subject to the provisions hereof. For purposes of clarification, nothing in this
Section 2.2 shall require Cingular to install, operate, maintain, repair or replace any of its Switches to a greater extent than is required pursuant to
Section 4.1(b) of this Agreement or pursuant to the terms of the Wholesale Agreement.

     2.3 Access and Access Charges. Sunshine shall purchase access to the PCS System, and Sunshine shall pay for such access on a per minute basis in accordance with Schedule B.

                       ARTICLE 3. Ownership of Facilities

     3.1. Cingular Cell Sites and Switch. Sunshine hereby acknowledges that the Switch and Cell Sites in the PCS System are owned or leased by Cingular, subject to the non-exclusive rights of Sunshine set forth in this Agreement.

     3.2. Title to Assets. Title to the Switch and Cell Sites in the PCS System used by Sunshine hereunder shall not be transferred to Sunshine at any time, and Sunshine shall have no right, title or interest therein (including a leasehold or subleasehold interest), except as expressly set forth in this Agreement or in the Wholesale Agreement; provided, however, that nothing in this Article 3 shall prevent Sunshine from Unfettered Access in accordance with the provisions of
Section 3.3. Sunshine, at its own expense, shall protect and defend Cingular's title to the Switch and Cell Sites and will keep such Switch and Cell Sites free and clear from any and all liens, encumbrances and legal processes of Sunshine's creditors and other persons. Cingular, at its own expense, shall protect and defend Sunshine's rights hereunder from and against any of Cingular's creditors and other persons.

     3.3. Unfettered Access. Notwithstanding any other provision of this Agreement to the contrary, Sunshine has control and shall, at all times, continue to retain control over the Licenses and the frequencies authorized for use thereunder and the management, business and operation of the PCS System. At all times during the term of this Agreement, Sunshine shall be entitled to Unfettered Access to such portions of Cingular's Switch and Cell Sites used by it that are operated under authority of the Licenses, in accordance with the terms of this Agreement; provided, however, that Sunshine shall take reasonable precautions not to disturb or interfere with the lawful operations of Cingular, unless such disturbance is deemed by Sunshine in good faith to be necessary for the control of the Licenses (including, by way of example and not of limitation, by executing a request from the FCC to terminate or modify interfering transmissions or in performing emergency service restoration work); and provided further that nothing herein shall grant Sunshine any rights with respect to the Cell Sites that conflict with the lease agreements governing such Cell Sites. Sunshine agrees that Cingular's Switch and Cell Sites used by it will be used solely in the conduct of Sunshine's business pursuant to the terms of the Wholesale Agreement. Sunshine warrants that its use of Cingular's Cell Sites and Switch in accordance with the terms of this Agreement will be in compliance with the FCC Rules. The Parties will cooperate to implement the terms of this paragraph in a manner that is consistent with the foregoing proviso and Sunshine's Unfettered Access.

                  ARTICLE 4. Operation of CELL SITES AND Switch

     4.1. Cingular Rights and Obligations.

     (a) Cell Sites.

     (i) During the term of this Agreement, and subject to the terms hereof, Cingular shall, at its own expense, install, operate, maintain, repair or replace its Cell Sites in a manner that will enable Sunshine to provide Broadband PCS Service on the Licenses using Cingular's Cell Sites and otherwise in a manner consistent with industry standards, and conforming at all times to applicable laws and regulations (including all applicable FCC Rules). Cingular shall be responsible for obtaining and maintaining from the appropriate public authorities or private entities, as available, any authorizations, licenses, or permits required for the installation, operation, maintenance, repair or replacement of its Cell Sites and for obtaining and maintaining reasonable interconnection arrangements with the PSTN, provided, however, that Sunshine shall be responsible for review, verification, and filing of any applications, reports, notifications, notices, or other filings with the FCC. Cingular shall install, operate, maintain, repair or replace its Cell Sites without discriminating in favor of or against itself or Sunshine.

     (ii) Cingular reserves the right, in its sole discretion and at its own expense, to make any and all Network Changes to its Cell Sites, and to add any features, functions, or capabilities to its Cell Sites; provided, however, that any and all such Network Changes, and any such added features, functions, or capabilities, shall be made available to Sunshine on an equal and non-discriminatory basis. In no event shall any such Network Changes or any such added features, functions, or capabilities, be implemented in a manner or under terms or conditions that would impair Sunshine's continued operations as described in Section 4.1(a)(i) during the term of this Agreement.

     (iii) In addition to complying with the terms of Section 3.3 of this Agreement, Cingular shall permit Sunshine, on a reasonable basis, to monitor the operations of its Cell Sites, in whole or in part, to the extent that the facilities affect the frequencies authorized for use under the Licenses. Cingular shall make available to Sunshine, at Sunshine's expense, monitoring capabilities sufficient for Sunshine to ascertain and ensure, in its own reasonable judgment, the lawful operation of the frequencies authorized for use under the Licenses and the continued operation of the PCS System. Such monitoring capabilities may include, without limitation, access to any on-site or remote electronic or mechanical monitoring or recording functions that Cingular has established for itself, a subsidiary, an Affiliate, or any third party in connection with the Cell Sites and the ability to monitor cell site alarms within the Cell Sites.

     (b) Switch.

     (i) During the term of this Agreement, and subject to the terms hereof, Cingular shall, at its own expense, install, operate, maintain, repair or replace its Switch in a manner that will enable Sunshine to provide Broadband PCS Service on the Licenses using Cingular's Switch and otherwise in a manner consistent with industry standards and conforming at all times to applicable laws and regulations (including all applicable FCC Rules). Cingular shall be responsible for obtaining and maintaining from the appropriate public authorities or private entities, as available, any authorizations, licenses or permits required for the installation, operation, maintenance, repair or replacement of such Switch and for obtaining and maintaining reasonable interconnection arrangements with the PSTN. Cingular shall install, operate, maintain, repair or replace the Switch without discriminating in favor of or against itself or Sunshine.

     (ii) Cingular shall provide for the interconnection of the PCS System with its Switch at a point at or near the Switch and at a level of quality that is at least equal to that which Cingular provides itself, a subsidiary, an Affiliate, or any third party. The Parties shall work cooperatively to install and maintain a reliable interconnection arrangement for Sunshine's use of the Switch, and the interconnection of the PCS System and the Switch shall meet or exceed accepted industry standards for Traffic blocking and network congestion.

     (iii) Cingular reserves the right, in its sole discretion and at its own expense, to make any and all Network Changes to its Switch, and to add any features, functions, or capabilities to its Switch; provided, however, that any and all such Network Changes, and any such added features, functions, or capabilities, shall be made available to Sunshine on an equal and non-discriminatory basis. In no event shall any such Network Changes or any such added features, functions, or capabilities, be implemented in a manner or under terms or conditions that would impair Sunshine's continued operations as described in Section 4.1(b)(i) during the term of this Agreement.

     (iv) In addition to complying with the terms of Section 3.3 of this Agreement, Cingular shall permit Sunshine, on a reasonable basis, to monitor the operations of Cingular's Switch, in whole or in part, to the extent that the facility affects the frequencies authorized for use under the Licenses. Cingular shall make available to Sunshine at Sunshine's expenses monitoring capabilities sufficient for Sunshine to ascertain and ensure, in its own reasonable judgment, the lawful and continued operation of the frequencies authorized for use under the Sunshine Licenses. Such monitoring capabilities may include, without limitation, access to any on-site or remote electronic or mechanical monitoring or recording functions that Cingular has established for itself, a subsidiary, an Affiliate, or any third party in connection with its Switch and the ability to monitor Cell Site alarms within the PCS System.

     4.2 Billing and Call Data Records; Subscribers. At Sunshine's request, Cingular shall provide to Sunshine detailed call data information in a commercially standard electronic format and reasonable accounting support to justify such call data information. Sunshine shall bear all costs associated with converting such information into Subscriber bills. Subject to any separate written agreement between the Parties, Cingular shall have no responsibility to arrange or manage production of Sunshine's Subscriber bills. Sunshine shall be solely responsible for any claims made by its Subscribers occasioned by, arising out of, or in any way related to, the services and activities contemplated under this Agreement.

     4.3 Sunshine Rights and Obligations. Sunshine may request and Cingular, as soon as reasonably practicable thereafter, shall undertake reasonable Network Changes to any of its Cell Sites or Switch, and Cingular shall add reasonable features, functions, or capabilities to any of its Cell Sites or Switch;
provided, however, that any and all such Network Changes and any such added features, functions, or capabilities, shall be at Sunshine's expense and shall be owned by Cingular.

     4.4. Service Interruption. The Parties agree and acknowledge that, given the complex nature of the PCS System, service interruptions to the PCS System may be unavoidable. Cingular shall use commercially reasonable efforts to avoid any unnecessary service interruptions to the PCS System, to undertake to promptly restore service following an interruption, and to work cooperatively with Sunshine to plan and coordinate any necessary service interruptions for maintenance and repair to minimize disruptions to customers.

     4.5. Revenue Accounting. The Parties shall cooperate in good faith to configure and program Cingular's Switch, maintain records and take other reasonable steps to ensure that each Party's Revenue Minutes are fairly and appropriately calculated.

                           ARTICLE 5. Fees and Charges

     5.1. Fees and Charges. For the rights of use and services granted to Sunshine by Cingular under this Agreement, Sunshine shall pay to Cingular all applicable fees and charges set forth in Schedule B attached hereto (collectively "Charges").

     5.2. Billing and Payment. Cingular shall, not later than twenty (20) calendar days after the last day of each month during the term of this Agreement generate and provide to Sunshine an itemized statement listing Charges incurred by Sunshine during the preceding month for services rendered hereunder. Payment of the billed Charges shall be due in immediately available United States funds on the tenth (10th) day of the month following such statement, except as provided in Section 5.3.

     5.3. Disputed Charges. If Sunshine has a bona fide dispute regarding any amount of the Charges billed to Sunshine by Cingular, the matter will be treated as a Dispute for purposes of Article 12 of this Agreement and resolved in accordance with such Article 12.

     5.4. Late Fees. Any Charges not the subject of a bona fide dispute and not paid when due shall accrue interest from the date such Charges were due until paid in full at the lower of 1.5 percent per month or the maximum rate permitted by applicable law.

              ARTICLE 6. Representations, Warranties, and Covenants

     Each Party hereto hereby makes the following representations, warranties and covenants to the other Party, which representations, warranties, and covenants shall survive the execution of this Agreement, as follows:

     6.1. It is duly organized and validly existing under the laws of the jurisdiction of its organization.

     6.2. It has full power and authority to execute and perform this Agreement.

     6.3. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on its part and is binding and enforceable against it, except to the extent that enforceability hereof may be limited by the FCC Rules, state and local common carrier regulation, bankruptcy, insolvency, or the laws relating to the enforcement of creditor's rights, or by the application of equitable principles.

     6.4. The execution, delivery, and performance of this Agreement will not conflict with, result in a breach of, or cause a default under, with or without the giving of notice or the passage of time, or both, its organization agreements, or any material indenture or mortgage, agreement or other instrument to which it is a party or by which it or any of its property is bound, nor will it conflict with or violate any statute, law, rule, regulation, order, decree, license, permit or judgment of any court or governmental authority which is binding upon it or its property, where such conflict, breach, or default would have a material adverse effect on the business operations or financial condition of such Party or adversely affect such Party's ability to perform its obligations under this Agreement.

     6.5. There are no undisclosed actions, suits or proceedings pending against it, or to its knowledge threatened against it, which might have a materially adverse effect upon its business, operations or financial condition or its ability to perform its obligations under this Agreement.

     6.6. During the term of this Agreement, Sunshine, in cooperation with Cingular, shall (a) maintain in full force and effect all necessary federal, state and local regulatory agency authorizations pertaining to the ownership and/or use of the PCS System, including the Licenses; (b) timely file all requests for renewals or replacements thereof; supply all such agencies with all required information, which relate to the operation of the PCS System; (c) maintain, renew and replace all necessary federal, state and local regulatory authorizations; (d) provide all necessary information and execute any and all documents necessary to accomplish (c) above; and (e) observe and comply with all laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to the PCS System or applicable to its business.

                    ARTICLE 7. Term of Agreement; Termination

     7.1. Term. Except as otherwise set forth herein, the term of this Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the earlier to occur of the Closing under the License Purchase Agreement or twenty-four months after the Effective Date or until the Agreement is otherwise terminated as provided herein. Notwithstanding anything to the contrary in this Agreement, Cingular may terminate this Agreement upon thirty
(30) days prior written notice to Sunshine; provided that in such event, the Wholesale Agreement shall terminate on the same date as this Agreement.

     7.2. Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article 7, all obligations under this Agreement shall terminate and be of no further effect, except that (a) this Section 7.2,
Article 8, Article 9, Article 11 and Article 12 shall survive any such termination and (b) no such termination shall relieve the breaching Party from any liability resulting from any breach by that party of its obligations under this Agreement.

                           ARTICLE 8. INDEMNIFICATION

     8.1. Indemnification by Sunshine. Sunshine shall indemnify, protect and hold harmless Cingular, its Affiliates and their respective directors, officers, agents and employees (collectively "Cingular Indemnified Parties") from and against any and all Losses, whether or not litigation is commenced, imposed in any manner upon, asserted against or incurred by such Cingular Indemnified Parties to the extent such Losses are in connection with or arising from Sunshine's breach of any obligations pursuant to this Agreement.

     8.2. Indemnification by Cingular. Cingular shall indemnify, protect and hold harmless Sunshine, its Affiliates and their respective directors, officers, agents and employees (collectively "Sunshine Indemnified Parties") from and against any and all Losses, whether or not litigation is commenced, imposed in any manner upon, asserted against or incurred by such Sunshine Indemnified Parties to the extent such Losses are in connection with or arising from Cingular's breach of any obligations pursuant to this Agreement.

     8.3. Notice of Claims; Calculation of Losses.

     (a) Any Sunshine Indemnified Party or Cingular Indemnified Party (the "Indemnified Party") seeking indemnification under this Section 8.3 shall give promptly to the Party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification under this Article 8 and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based.

     (b) If the indemnification claim involves a Third Party Claim (as defined herein), the procedures set forth in Section 8.4 hereof shall be observed by the Indemnified Party and the Indemnitor.

     (c) If the indemnification claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) business days to object to such indemnification claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the indemnification claim by the Indemnitor and the indemnification claim shall be paid in accordance with Section 8.3(d) hereof. If an objection is timely interposed by the Indemnitor, then the Indemnified Party and the Indemnitor shall negotiate in good faith for a period of twenty (20) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnified Party receives such objection. After the Negotiation Period, if the Indemnitor and the Indemnified Party still cannot agree on an indemnification claim, the Indemnitor and Indemnified Party shall jointly submit the dispute concerning such indemnification claim for resolution as provided in Article 11 below.

(d) Upon determination of the amount of an indemnification claim that is binding on both the Indemnitor and the Indemnified Party, the Indemnitor shall pay the amount of such indemnification claim by wire transfer within ten (10) business days of the date such amount is determined.

     8.4. Third Party Claims.

     (a) In the event a claim, suit or proceeding by a third party that is not an Affiliate of a Party to this Agreement (for which indemnification is available under this Agreement) is made or filed against any Indemnified Party (a "Third Party Claim"), such Indemnified Party shall promptly after the receipt of written notice of such claim, suit or proceeding notify the Indemnitor in writing of such claim, suit or proceeding and thereafter the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, that the failure of the Indemnified Party to give timely notice of any such claim, suit or proceeding or to make timely delivery of any such notices or documents shall not relieve the Indemnitor of its indemnification obligations with respect to such claim, suit or proceeding except to the extent that such Indemnitor has been prejudiced thereby.

     (b) In the event of the initiation of any legal proceeding, claim or demand against the Indemnified Party by a third party for which indemnification is sought hereunder, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand; provided, however, that the Indemnified Party may, at its election, participate in the defense of any such proceeding, claim or demand through counsel of its own choice, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnitor (in which case, if the Indemnified Party notifies the Indemnitor in writing that it elects separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of the Indemnified Party with respect to such defenses). The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, or in the event the Indemnitor does not agree that it is responsible for the Third Party Claim, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding, claim or demand. Either Party has the option to submit the dispute concerning the liability for the Third Party Claim for resolution as provided in Article 11 below, but such submission shall not delay or impede the Indemnified Party's right to defend the Third Party Claim so as not to prejudice the Indemnified Party. No Indemnitor shall, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party. Within thirty (30) days after (A) any final judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the time in which to appeal therefrom has expired, (B) a settlement shall have been consummated, or (C) the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged by the Indemnified Party to be indemnified, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and the Indemnitor shall promptly pay all undisputed sums so owing to the Indemnified Party. The Indemnified Party shall (x) provide to the Indemnitor all information, assistance and authority reasonably requested and
(y) cause its officers, directors, employees and agents to cooperate with the Indemnitor in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

     (c) The Indemnified Party shall have the burden of proof in establishing the amount of Losses suffered by it.

     8.5. No Special Damages. Except as provided in this Section 8.5, the Parties will not be liable to each other for any indirect, incidental, consequential, reliance, or special damages (including lost revenues, lost savings, or lost profits suffered by such other Party) arising under or in connection with this Agreement, regardless of the form of action, whether in contract, warranty, strict liability, or tort, including negligence of any kind whether active or passive, and regardless of whether the Party knew of the possibility that such damages could result. The Parties hereby release each other, their Affiliates and their respective officers, directors, employees, and agents from any such claim. Nothing contained in this Section 8.5 will limit one Party's liability to an Indemnified Party for willful or intentional misconduct. In addition, nothing contained in this Section 8.5 will limit the Parties' indemnification obligations under this Article 9 in the case of the indemnification of an Indemnified Party for consequential, punitive or other types of damages (including lost revenues, lost savings, or lost profits) awarded in connection with a Third Party Claim.

     8.6. Exclusive Remedy. The exclusive remedy available to a party in respect of the matters covered by Section 8.1 or Section 8.2 hereof shall be to proceed in the manner and subject to the limitations contained in this Article 8.

     8.7. Limitations. The Indemnitor shall not be liable for Losses in excess of the actual Losses suffered by the Indemnified Party as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds (provided that nothing in this Section 8.7 will limit any subrogation rights the Indemnified Party's insurer may have against the Indemnitor) received by the Indemnified Party and indemnification awards received by the Indemnified Party under the Wholesale Agreement as a result of the same act, circumstance or condition.

                           ARTICLE 9. Confidentiality

     Each of the Parties hereto hereby covenants and agrees that, during the term of this Agreement and thereafter, neither it, nor any of its employees, agents, officers, or directors, will at any time make use of, divulge, or disclose to any person, firm, or corporation any confidential or proprietary information about the other Party, its business, financial condition, operations, customers, Subscribers (including, without limitation, CPNI and any information concerning customer or Subscriber names, addresses, telephone numbers, or service usage), or otherwise, whatever the source of such confidential or proprietary information; provided, however, that this confidentiality agreement shall not apply to information that is in the public domain through no fault or wrongful act of the Party desiring to make use of, divulge, or disclose such. Each Party agrees that such confidential or proprietary information concerning the other Party shall only be disclosed to its employees who have a valid business reason to know such information in furtherance of the provisions of this Agreement, and then only to the extent required for the performance of such employee's duties in furtherance of the provisions of this Agreement. A document need not be marked "confidential" or "proprietary" or otherwise to be considered confidential or proprietary if it contains the type of information described above or the content and context of the information is indicative of a desire to maintain confidentiality. Nothing herein shall restrict the right of either Party to disclose confidential or proprietary information which is ordered to be disclosed pursuant to judicial or other lawful governmental action, but only to the extent so ordered, or as otherwise required by applicable law or regulation. If either Party is served with process to obtain any confidential or proprietary information or customer or Subscriber records of the other Party, that Party shall immediately notify the other Party and permit the other Party to conduct the defense against the disclosure. Upon request or termination of this Agreement, whichever is earliest, each Party shall return to the others all confidential or proprietary information concerning the others which exists in written form. Each of the Parties acknowledges and confirms that any failure on its part to adhere strictly to the terms and conditions of this paragraph is likely to cause substantial and irreparable injury to the other Party. Accordingly, each Party confirms and agrees that, in addition to all other remedies to which the other Parties may be entitled under this Agreement or at law or in equity, the other Parties shall be entitled to specific performance and other equitable relief, including temporary and permanent injunctive relief to enforce the provisions of this paragraph. This Article shall survive the termination or expiration of this Agreement with respect to any confidential or proprietary information disclosed by one Party to another while the Agreement was in effect.

                            ARTICLE 10. Relationship

     10.1. No Joint Venture. Nothing in this Agreement is intended, nor shall it be construed, to create a joint venture, partnership, or other common business entity as among any or all of the Parties, and nothing in this Agreement is intended, nor shall it be construed, to impair or diminish Cingular's ownership and control over its Cell Sites or Switch, subject to the non-exclusive rights of Sunshine set forth in this Agreement, or Sunshine's control over the Licenses. Nothing in this Agreement is intended, nor shall it be construed, to make Cingular the agent or co-licensee of Sunshine, nor Sunshine the agent or co-licensee of Cingular. Neither Party shall have the authority to bind or commit the other Party in any respect or to accept legal process on behalf of the other Party. Nothing in this Agreement is intended, nor shall it be construed, to give Cingular or Sunshine claim to the customers, Subscribers or revenues of the other derived from that Party's operations hereunder or otherwise.

     10.2. No Transfer of Control. Nothing in this Agreement is intended, nor shall it be construed, to give Cingular any right which would be deemed to constitute a transfer of control of the Licenses under the FCC Rules.

     10.3. Representation. Neither Cingular nor Sunshine shall represent itself as the holder of any FCC Licenses issued to the other Party, nor shall Cingular or Sunshine represent itself as the legal representative of the other Party before the FCC, any state regulatory body, or any other third party. Except as otherwise required by law, all filings made before regulatory bodies with respect to Cingular's FCC Licenses and the services provided by Cingular hereunder shall be made by and in the name of Cingular, and all filings made before regulatory bodies with respect to the Licenses or the operations of Sunshine hereunder shall be made by and in the name of Sunshine. Cingular and Sunshine shall cooperate with each other with respect to regulatory matters concerning the Licenses and the services provided pursuant to this Agreement.

     10.4. Continuing Compliance. Nothing in this Agreement is intended, nor shall it be construed, to diminish or restrict either Party's obligations as an FCC licensee, and the Parties desire that this Agreement be in full compliance with (a) the terms and conditions of the Licenses; (b) the FCC Rules; and (c) any other applicable federal, state, or local law or regulation. If the FCC or any state regulatory body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies, or regulation, the Parties shall make reasonable efforts immediately to bring this Agreement and the services provided hereunder into compliance, consistent with the intent of the Parties under this Agreement.

                         ARTICLE 11. Dispute Resolution

     11.1. Hierarchy of Dispute Resolution Procedures. Except as otherwise expressly set forth in this Article 11 or in the Wholesale Agreement, any dispute, controversy or claim (a "Dispute"), whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between a Party and/or any Affiliate thereof, on the one hand, and any other Party and/or any Affiliate thereof on the other hand, that arises out of or relates to this Agreement or the Wholesale Agreement or any obligations or related services to be provided hereunder or thereunder shall be resolved in accordance with the procedures described in this Article 11. In the case of a Dispute, the Parties agree to establish an internal hierarchy to facilitate resolution of any such Dispute as set forth below:

     (a) Upon written request of any Party, each Party shall appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute. Such written request shall constitute notice to the other Party of the Dispute. The written notice shall include a short description of the Dispute and shall be sent to the other Party via facsimile and first class mail. The designated representatives shall meet as often as the Parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any formal proceeding. The Parties' designated representatives shall have their first meeting, pursuant to this subsection, within five (5) business days from receipt of the written request for such meeting.

     (b) In the event that such representatives are unable to resolve the Dispute within fifteen (15) days after the Dispute is submitted to them, as described above in Section 11.1(a), the Dispute shall be submitted to arbitration in accordance with Section 11.2.

11.2. Arbitration.

     (a) If the Parties are unable to resolve  any  Dispute as  contemplated  by
Section 11.1, such Dispute shall be submitted to mandatory and binding arbitration at the election of either Party, for itself or its related Affiliate (the "Disputing Party"). Except as otherwise provided in this Section 11.2, the arbitration shall be pursuant to the CPR Rules. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof.

     (b) To initiate the arbitration, the Disputing Party shall notify the other Party(ies) in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and (iii) specify the requested relief. Within fifteen (15) days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement (x) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party, and (y) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief. Within fifteen (15) days after the Disputing Party's receipt of the other Party's written statement, the Disputing Party shall file, and serve on the other Party, a written statement responding to the other Party's responses and affirmative defenses, if any.

     (c) The arbitration will be heard by a panel of three (3) arbitrators chosen pursuant to the CPR Rules (the "Arbitrators"). The Arbitrators shall be impartial, shall not have been employed by or affiliated with any of the Parties or any of their respective Affiliates, and shall possess substantial accounting, legal, telecommunications, business or other professional experience relevant to the issues in dispute in the arbitration as stated in the Arbitration Demand. Within forty-five (45) days after selection of the Arbitrators, a hearing shall be held in such neutral location as the Parties may mutually agree. In the event that the Parties cannot agree on a location for the hearing, the Arbitrators shall choose the location. The Arbitrators shall rule on the Dispute within thirty (30) days after the hearing and shall prepare and distribute to the Parties a writing setting forth the Arbitrators' finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitrators shall have the authority and jurisdiction to decide any and all issues including whether such issue falls within the ambit of this Article 11. The arbitration shall be governed by the CPR Rules. The Parties consent and submit to the jurisdiction of the state and federal courts located in Delaware for enforcement of any arbitration award or other order/ruling by the Arbitrators.

     (d) The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitrators will have no power or authority, under the CPR Rules or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including the provisions of this Article 11.

     (e) The Arbitrators are instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitrators are authorized to issue monetary sanctions against either Party if, upon a showing of good cause, such Party is unreasonably delaying the proceeding.

     (f) Any award rendered by the Arbitrators will be final, conclusive and binding upon the Parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

     (g) In connection with any arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitrators, the prevailing Party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding in such amount as the Arbitrators deem equitable, in addition to any other relief to which it may be entitled.

     11.3. Judicial Procedure. Nothing in Section 11.1 or 11.2 shall be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary injunctive or other provisional relief pending final resolution of a Dispute pursuant to such sections. In addition, nothing in this Article 11 shall be construed to prevent a Party from instituting judicial proceedings at any time to avoid the expiration of any applicable limitations period or to preserve a superior position with respect to other creditors.

     11.4. Obligation to Continue Performance Pending Resolution of a Dispute. Notwithstanding the foregoing provisions of this Article, the Parties agree to continue performing, and to cause their respective Affiliates to continue performing, their respective obligations under this Agreement pending the resolution of any Dispute that is being resolved under this Article 11 unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement, unless such continued performance shall be forbidden or restricted by a court, arbitrator or other tribunal.

                            ARTICLE 12. Miscellaneous

     12.1. Governmental Approval. The performance of any obligations of either Party hereunder or the exercise of any rights hereunder by either Party hereto that may require federal, state, or local governmental approval shall be subject to obtaining such approval by Final Order. Pending obtaining such approval by Final Order, neither Party will do anything which is contrary to the interests of the other Party with respect to the subject matter hereof.

     12.2. Successors and Assigns. This Agreement shall be binding upon each Party's successors and permitted assigns. Neither party shall have the right to assign this Agreement without the written consent of the other; provided that Cingular shall have the right upon written notice to Sunshine to assign this Agreement, or its rights and obligations hereunder, to one or more Affiliates.

     12.3. Waiver. No waiver of any provision of this Agreement, and no consent to any default hereunder, shall be effective unless the same shall be in writing and signed by an authorized representative of the Party against whom such waiver or consent is claimed.

     12.4. Governing Law. This Agreement shall be governed by the laws of the state of Delaware without regard to conflicts of law provisions.

     12.5. Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated as if fully set forth herein. The Agreement shall govern in the event of any variation or inconsistency between this Agreement and the Schedules attached hereto.

     12.6. Section Headings. The headings and numberings of the articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms contained herein or affect the meaning or interpretation of this Agreement.

     12.7. Records. Each Party shall keep adequate records of its operations and transactions under this Agreement, and shall furnish to the other Parties, as applicable, such information and records as may reasonably be required for the administration of this Agreement. Any information and records furnished to a Party hereunder shall be deemed subject to the confidentiality provisions of
Article 10 of this Agreement.

     12.8. Notices. Notices provided for by this Agreement shall be in writing and shall be effective when hand delivered to a Party, or on the business day following being sent by overnight courier service or by facsimile to the addresses or fax numbers listed for the respective Party on the signature page hereto, or to such other addresses or fax numbers as the Party may specify in writing.

     12.9. Entire Agreement. This Agreement and the Wholesale Agreement express the entire understanding between the Parties hereto with respect to the subject matter and supersede all prior agreements among them relating to the subject matter, and no representations, oral or written, other than those contained herein, shall have any force or effect. Amendments hereto shall be effective only if made in writing and executed by both Parties. Promptly upon the issuance of FCC rules relating to spectrum leasing, each Party hereto agrees to enter into a spectrum leasing arrangement on the same substantive commercial terms as this Agreement and the Wholesale Agreement and to terminate this Agreement and the Wholesale Agreement upon the execution thereof.

     12.10. Savings Clause. Notwithstanding anything in this Agreement to the contrary, if the possession or exercise of any right of the Parties set forth in this Agreement would cause any Party to violate any applicable law, including, without limitation, the FCC Rules, or would result in an adverse regulatory action or ruling by the FCC or otherwise, such right shall be deemed not to exist.

     12.11. Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel. This Agreement shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     12.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

                          [text continues on next page]

              SYSTEM ACCESS AND SERVICES AGREEMENT--SIGNATURE PAGE

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

BellSouth Mobility LLC                      Sunshine PCS Corporation


By:   /s/ Stephen A. McGaw                  By    /s/ Karen E. Johnson
      --------------------                        --------------------
      Title: Executive Vice President             Title: Chief Executive Officer

Address:                                    Address: 359 West 11th Street
         c/o Cingular Wireless, LLC                 Suite 7B
         5565 Glenridge Connector                   New York, New York 10017
         Suite 2000
         Atlanta, GA 30342
         Facsimile:  (404) 236-6145
         Attention:  General Counsel


                                                     EXHIBIT A
                                                     LICENSES

------------------------------------------------------------------------------------------------------------
                           FCC                                Channel Block/
Seller         BTA     Licenses #          Market Name               MHz             Grant Date    Exp. Date
------------------------------------------------------------------------------------------------------------
               439       KNLF361          Tallahassee      1902.5-1910/1982.5-1990   09/17/96     09/17/06
               340       KNLF362          Panama City      1902.5-1910/1982.5-1990   09/17/96     09/17/06
               326       KNLF325          Ocala            1902.5-1910/1982.5-1990   09/17/96     09/17/06


                                    EXHIBIT B

                                FEES AND CHARGES

Rate of $0.20 per Revenue Minute.

The $0.20 per Revenue Minute charge paid by Sunshine includes payment for access to any equipment and software incorporated in the PCS System relating to caller ID, call waiting, call forwarding (conditional), numeric messaging, voicemail answering and other similar services to be provided to Subscribers or customers. Each Party shall be responsible for costs associated with roaming, toll calls, operated-assisted calls, directory assistance calls, time and temperature calls, emergency bureau calls, and other third-party carrier services attributable to a Subscriber or other customer offered by such Party. Sunshine shall be responsible for the payment of all sales, property, ad valorem, use, excise, gross receipts, and similar taxes, if any, imposed on the telecommunications services provided by Cingular under this Agreement. Notwithstanding anything to the contrary herein, Cingular shall be responsible for all sales, use, excise, gross receipts or similar taxes attributable to a Cingular Subscriber or other customer.